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                                                                   EXHIBIT 10.35


                          AMERICAN GENERAL CORPORATION
                             BENEFIT TRUST AGREEMENT


          AGREEMENT made as of February 8, 2001, by and between AMERICAN GENERAL CORPORATION (the "Corporation"), as Grantor, and The Chase Manhattan Bank, a New York Banking Corporation, as Trustee. As used in the Agreement, "Corporation" shall include American General Corporation and any successor thereto.

                                   WITNESSETH:

          WHEREAS, the Corporation has adopted or entered into those compensation and benefit plans and agreements set forth on Exhibit 1 hereto (as each may be amended from time to time, the "Plans"); and

          WHEREAS, the Plans provide for the payment of certain deferred compensation and retirement benefits (together, hereinafter the "Benefits") to participating executives and directors of the Corporation and certain subsidiaries thereof (or their beneficiaries in the event of their death before full payment of the Benefits); and

          WHEREAS, the Corporation has incurred and will incur liability under the terms of the Plans with respect to the individuals participating in the Plans (sometimes


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called, until their respective Benefits have been completely paid, the
"Participants");

          WHEREAS, the amount and timing of payment of the Benefits to Participants and their beneficiaries are specified in the Plans and documents executed by the Participants pursuant to the Plans designating beneficiaries and/or timing of payment of Benefits ("Participant Designations"); and

          WHEREAS, the Corporation is hereby establishing a trust (the "Trust") for the purpose of accumulating assets to assist it in fulfilling its obligations under the Plans, to which Trust the Corporation is transferring, and may in the future transfer, cash and/or other property acceptable to the Trustee, and any such contributions together with earnings (including income and appreciation) thereon (hereinafter called the "Trust Fund")shall be held in trust, subject only to the claims of the Corporation's creditors in the event of the Corporation's becoming Insolvent (as defined in Section 5.1 hereof),until the entire Trust Fund has been paid to Participants (or their beneficiaries) in such manner and at such times as specified in the Plans and Participant Designations; and



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          WHEREAS, the Corporation desires that the Trustee hold and administer all assets transferred to the Trust by the Corporation and the Trustee is willing to hold, administer and dispose of such assets pursuant to the terms of this Agreement; and

          WHEREAS, it is the intention of the parties that this Trust shall not affect the status of the Plans as unfunded plans (within the meaning of Revenue Procedure 92-64) maintained to provide deferred compensation, including retirement benefits, for executives of the Corporation; and

          WHEREAS, it is the intention of the Corporation to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Corporation and the Trustee hereby agree as follows:

                                       I.
                             Establishment of Trust

          1.1 The Trust hereby established is revocable by the Corporation; it shall become irrevocable upon a Change in Control (as defined in Section 2.5(b) hereof).


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          1.2 The Trust is intended to be a grantor trust, of which the
Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, Chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and shall be construed accordingly.

          1.3 The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Corporation by the Trustee in trust and shall be used exclusively for the uses and purposes of Participants (and their beneficiaries) and the Corporation's general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on any assets of the Trust. Any rights created under the Plans shall be mere unsecured contractual rights of Participants and their beneficiaries against the Corporation. Any assets held by the Trust will be subject to the claims of the Corporation's general creditors under federal and state law, if the Corporation shall become Insolvent, as defined in Section 5.1 hereof.

                                       II.
                                Funding of Trust

          2.1 The Corporation hereby deposits with Trustee in trust the sum of One Thousand Dollars


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($1,000),which becomes the initial principal of the Trust to be held, administered and disposed of by Trustee as provided in this Agreement. The Corporation, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee with the Trustee in trust to augment the principal to be held, administered and disposed of by Trustee as provided in this Agreement. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

          2.2 Upon a Potential Change in Control, the Corporation shall, as soon as possible, but in no event later than fifteen (15) business days following the Potential Change in Control, make a contribution (which contribution shall be, except as otherwise provided in Section 6.2 hereof, an irrevocable contribution) to the Trust in an amount which (when aggregated with the assets then held by the Trust, valued at their then fair market value) is equal to (i) the present value of the maximum Benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plans and Participant Designations as of the date on which the Potential Change in Control occurred (calculated as if such Potential Change in Control were also a "change in



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control" as defined in the relevant Plan and as if a qualifying termination of employment occurred immediately after such "change in control"), plus (ii) a reasonable estimated amount for the Trust's expenses during its term (such estimate not to exceed one percent (1%) of such present value). The sum of the amounts described in items (i) and (ii) of the immediately preceding sentence is hereinafter called the "Required Funding Amount." The Corporation hereby authorizes and directs its chief executive officer, and its chief financial officer, or either of them acting alone, to contribute the Required Funding Amount without the further approval of the board of directors of the Corporation (the "Board"). Immediately after the Corporation makes such contribution, the Corporation shall provide the Trustee with copies of all Plans and Participant Designations, to the extent not previously provided, and other information used in the Corporation's calculation of the Required Funding Amount, as well as its worksheets for such calculation.

          2.3 Following the end of each calendar year which ends after a Potential Change in Control has occurred, unless Trust Fund assets shall have previously been returned to the Corporation pursuant to Section 6.2 hereof or the Trust shall have previously terminated


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pursuant to Section 6.1 or Article XIII hereof, the Corporation shall recalculate the Required Funding Amount as if such Potential Change in Control had occurred at the end of such calendar year. Not later than sixty (60) days after each such calendar year-end, the Trustee shall give notice to the Corporation as to the fair market value of assets held in the Trust as of such calendar year-end. If such recalculated Required Funding Amount exceeds the fair market value of the assets then held in the Trust Fund, the Corporation shall promptly (and in no event later than the later of ninety (90) days after the respective calendar year-end or five days after receipt of information from the Trustee pursuant to the immediately preceding sentence) pay to the Trustee an amount in cash (or marketable securities or any combination there of) equal to such excess. The Corporation hereby authorizes and directs its chief executive officer, and its chief financial officer, or either of them acting alone, to make such additional contributions without the further approval of the Board.

          2.4 For the purpose of determining the amount of the Corporation's contributions under Sections 2.2 and 2.3 hereof, the present value of Benefits under the Plan(s) listed on Exhibit 2 hereto shall be determined


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using the 1983 Group Annuity Mortality Table and an interest rate equal to the yield on a 10-Year Treasury Constant Maturity Bond. For purposes of the preceding sentence, the applicable yield on a 10-Year Treasury Constant Maturity Bond shall be the yield published by the Federal Reserve for the last business day immediately preceding (a) the Potential Change in Control or (b) the most recent January 1 following such Potential Change in Control, whichever produces the higher present value. The present value of Benefits under the Plan(s) set forth on Exhibit 3 hereto shall be the total amount of each deferred compensation account, including accrued interest and earnings, as of the Potential Change in Control, in the case of a determination under Section 2.2 hereof, or as of the most recent December 31, in the case of a determination under Section 2.3 hereof.

          2.5  Change in Control and Potential Change in
Control.

          (a) For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs (I), (II), (III) or (IV) shall have been satisfied:


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                    (I) the Corporation enters into an agreement, the
          consummation of which would result in the occurrence of a "Change in Control" (as defined in Section 2.5(b) hereof);

                    (II) the Corporation or any Person (as defined in Section 2.5(c) hereof) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                    (III) any Person (x) is or becomes the "Beneficial Owner" (as defined in Rule 13d- 3 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), directly or indirectly, (y) discloses directly or indirectly to the Corporation (or publicly) a plan or intention to become the Beneficial Owner, directly or indirectly, or (z) makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 9.9% or more of the combined voting power of the Corporation's then outstanding securities; or


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                    (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (b) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                    (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director


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          whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (III) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation (or a share exchange between shareholders of the Corporation or any direct or indirect subsidiary of the Corporation and another corporation or entity pursuant to Article 5.02 (or any successor provision thereto) of the Texas Business Corporation
          Act), other than (i) a merger or consolidation which would result in the voting


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          securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least fifty-one percent (51%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then out standing securities; or

                    (IV) the shareholders of the Corporation approve a plan of complete liquidation or


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          dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.


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          (c) "Person" shall have the meaning given in Section 3(a)(9) of the
Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates (which term shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange
Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

          (d) The Corporation shall notify the Trustee of the occurrence of a Potential Change in Control or Change in Control, and the Trustee may rely on such notice or on any other actual notice, satisfactory to the Trustee, of such a Potential Change in Control or Change in Control which the Trustee may receive.

          2.6 Notwithstanding anything else to the contrary contained herein, the Trustee shall be responsible only for contributions actually received by it here under, and shall have no responsibility for determining


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the sufficiency, amount or calculation of any contribution required hereunder.

                                      III.
                              Disposition of Income

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested, to the extent that it is not used by Trustee to make payments or distributions required by this Agreement.

                                       IV.
                          Payments to Plan Participants

          4.1 After the Trust Fund receives funding pursuant to Section 2.2 and/or the second sentence of Section 2.1 hereof, the Trustee shall from time to time, in accordance with the Payment Schedules then in effect (and, in the event of funding pursuant to the second sentence of Section 2.1 hereof, written instructions of the Corporation given prior to any Potential Change in Control), make distributions or payments out of the Trust Fund, in cash or in property, to such persons, in such manner and in such amounts as are set forth in the most recent Payment Schedule provided to the Trustee under Section 4.2 hereof (or such written instructions), but


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only to the extent that there are sufficient assets in the Trust Fund to make such distributions or payments.

          4.2 Concurrently with each delivery of the Corporation's contributions pursuant to Section 2.3 hereof (and as soon as possible, but not later than thirty (30) days, after delivery of any contribution by the Corporation pursuant to Section 2.2 or the second sentence of Section 2.1 hereof), the Corporation shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), the form in which such amounts are to be paid and the time for payment of such amounts. Concurrently, the Corporation shall also deliver a copy of the portion thereof relating to each respective Participant to such Participant. Additionally, whenever a Participant's death, a Participant's revision of his or her Participant Designations, a Participant's termination of employment or other circumstances require a change in the portion of the Payment Schedule respecting such Participant, the Corporation shall within ten (10) days deliver to the Trustee and such Participant, an appropriately revised Payment Schedule. Upon the receipt of such revised Payment Schedule, except as otherwise provided in Article V hereof, the Trustee shall make payments to the Participants and their beneficiaries in accordance with the Payment Schedule (or relevant portion thereof) most recently received, provided, however, that any revised Payment Schedule delivered to the


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Trustee shall not be effective until ten (10) business days after such Payment
Schedule has been received by the Trustee. The Trustee may rely on any Payment Schedule delivered to Trustee by the Corporation.

          4.3 It shall be the obligation of the Corporation to submit and report federal, state or local income taxes, Federal Unemployment Tax Act (FUTA), Federal Insurance Contribution Act (FICA), and other taxes that may be required by law to be withheld from any distribution. The Corporation shall provide the Trustee with any information which the Trustee does not already have in its own records and which is necessary for the Trustee to determine the amount of such taxes required to be with held, and the Trustee shall be fully protected in relying upon such information. The Trustee shall pay such aggregate withholding amount to the Corporation, which shall pay the respective withholding amounts to the appropriate taxing authorities.

          4.4 In the event that a Participant (or a beneficiary in the event of a Participant's death)


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reasonably believes that the most recent Payment Schedule does not properly reflect the amount payable to such Participant or beneficiary (or the time or form of payment), such Participant (or beneficiary) shall be entitled to deliver to the Trustee a written notice of any objections to the Payment Schedule (the "Notice of Objections") within ten (10) business days of receipt thereof; provided, however, that the objector shall also deliver (within the same time period) a copy of such Notice of Objections to the Corporation. Any Notice of Objections shall set forth payment instructions including the amounts believed to be due under the terms of the Plans and Participant Designations. If such Participant or beneficiary (but not the Corporation) delivers a Notice of Objections to the Trustee pursuant to the first sentence of this Section 4.3 (together with satisfactory proof of delivery of said Notice of Objections to the Corporation) and the Corporation does not deliver to the Trustee a responsive Notice of Objections to the Participant's Notice of Objections within ten business days after receipt by the Trustee of the Participant's Notice of Objections and the Participant does not rescind his or her Notice of Objections within said ten-business-day period, the Trustee shall make payment in accordance therewith, to the extent that there are sufficient assets in the Trust Fund to make such payments. Except as otherwise provided herein, if the Corporation delivers a responsive Notice of Objections during the ten business days referred to in the immediately preceding sentence, the Trustee shall initially make payments to such Participant in accordance with the Corporation's Notice of Objections (to


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the extent that there are sufficient assets in the Trust Fund to make such payments), which payments shall be on account of Benefits finally determined under the respective Plans and Participant Designations in accordance with
Article XIV hereof.

          4.5 Nothing in this Agreement shall relieve the Corporation of its obligation to pay the Benefits as and when due under the Plans. The Corporation may make payment of Benefits directly to Participants or their beneficiaries as they become due under the terms of the Plans. The Corporation shall notify the Trustee of its decision to make payment of Benefits directly by delivering a revised Payment Schedule to the Trustee at least ten business days prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of Benefits in accordance


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with the terms of the Plans, the Corporation shall make the balance of each such payment as it falls due. The Trustee shall notify the Corporation when principal and earnings are not sufficient, and shall only make payments or distributions to the extent that there are sufficient assets in the Trust Fund. Distributions made from the Trust Fund to Participants (or their beneficiaries) shall, to the extent of such distributions, satisfy the Corporation's obligation to pay Benefits to such Participants (or their beneficiaries) under the Plans.

          4.6 Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the Trustee's receipt of a substantially unqualified opinion of tax counsel selected by the Trustee (the reasonable fees and disbursements of such tax counsel to be paid by the Corporation or, if not promptly paid by the Corporation, to be paid by the Trustee with assets of the Trust Fund), which determination determines, or which opinion opines, that any Participant (or beneficiary) is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Participant (or


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beneficiary) of such amounts, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to such Participant (or beneficiary) the portion of the Trust Fund allocable to the Benefits of such Participant (or beneficiary) and includible in the federal gross income of such Participant (or beneficiary), and, to the extent of such payment, the Corporation's obligation to the Participant (or beneficiary) for his or her Benefits under the Plans shall be cancelled. The aggregate amount paid to each such Participant (or beneficiary) shall be the lesser of (i) the present value of the Benefits of such Participant (or beneficiary) which then remain unpaid or
(ii) such Participant's (or beneficiary's) pro- rata portion of the assets of the Trust Fund then remaining, based on the ratio of the present value of the Participant's (or beneficiary's) Benefits which then remain unpaid to the present value of all such unpaid Benefits. Such present values shall be determined in accordance with Section 2.4 hereof. Notwithstanding any thing else contained herein to the contrary (except the last sentence of this Section 4.5), Trustee shall have no duty or obligation to make any determinations as to whether amounts held in the Trust are taxable to any Participant (or beneficiary). In the


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sole discretion of the Trustee, the Trustee may, at any time or times, request an opinion of tax counsel pursuant to the terms of this Section 4.5. Upon the delivery to the Trustee of the written request of ten or more Participants, the Trustee shall request an opinion of tax counsel pursuant to the terms of this
Section 4.5.

                                       V.
                             Trustee Responsibility
                      If the Corporation Becomes Insolvent

          5.1 The Trustee shall cease payment of Benefits to Participants and their beneficiaries if the Corporation (or any subsidiary of the Corporation which has employees who are Participants hereunder (hereinafter, a "Subsidiary")) becomes Insolvent. The Corporation (or Subsidiary) shall be considered to be "Insolvent" for purposes of this Agreement if (i) the Corporation (or Subsidiary) is unable to pay its debts as they become due, or
(ii) the Corporation (or Subsidiary) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          5.2 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the



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Corporation (or Subsidiary) under federal and state law as set forth below.

               (a) The Chief Executive Officer of the Corporation shall have the duty to inform Trustee in writing of the Corporation's Insolvency or the Subsidiary's Insolvency, as the case may be. If a person claiming to be a creditor of the Corporation (or Subsidiary) alleges in writing to Trustee that the Corporation (or Subsidiary) has become Insolvent, Trustee shall determine whether the Corporation (or Subsidiary) is Insolvent and, pending such determination, Trustee shall discontinue payment of Benefits to Participants or their beneficiaries.

               (b) Unless Trustee has actual knowledge of the Corporation's Insolvency (or the Subsidiary's Insolvency), or has received notice from the Corporation (or Subsidiary) or a person claiming to be a creditor alleging that the Corporation (or Subsidiary) is Insolvent, Trustee shall have no duty to inquire whether the Corporation (or Subsidiary) is Insolvent. Trustee may in all events rely on such evidence concerning the Corporation's solvency as may be furnished to Trustee which provides Trustee with a reasonable basis for making a


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determination concerning the Corporation's solvency (or the Subsidiary's solvency).

               (c) If at any time Trustee has determined that the Corporation (or Subsidiary) is Insolvent, Trustee shall discontinue payments to Participants (and their beneficiaries) and shall hold the assets of the Trust for the benefit of the Corporation's general creditors (or the Subsidiary's general creditors), to be distributed only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct. Nothing in this Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Corporation (or Subsidiary) with respect to Benefits due under the Plans or otherwise.

               (d) Trustee shall resume the payment of Benefits to Participants (and their beneficiaries) in accordance with Article IV of this Agreement only after Trustee has determined that the Corporation (or Subsidiary) is not Insolvent (or is no longer Insolvent).

          5.3 Provided that there are sufficient assets, if Trustee discontinues the payment of Benefits from the Trust pursuant to Section 5.2 hereof and subsequently resumes payments, the first payment following such


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discontinuance shall include the aggregate amount of all payments due to
Participants (and their beneficiaries) under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants and their beneficiaries by the Corporation (or Subsidiary) in lieu of the payments provided for hereunder during any such period of discontinuance.

                                       VI.
                           Payments to the Corporation

               6.1 Except as provided in this Article, and Articles V and XIII, after the Trust has become irrevocable, the Corporation shall have no right to receive, and no power to direct Trustee to return to the Corporation or to divert to others, any of the assets of the Trust before payment of all Benefits under the Plans has been made to Participants and their beneficiaries pursuant to the terms of the Plans. On the date on which the Corporation certifies to the Trustee that the Participants (and their beneficiaries) are no longer entitled to receive Benefits pursuant to the Plans (all payments of such Benefits which have become, or could become, payable having been completed), this Agreement and Trust shall terminate and any remaining Trust Fund assets


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(including, without limitation, any shares of Corporation stock which have been contributed by the Corporation) shall be returned to the Corporation.

          6.2 In the event the Corporation delivers an amount to the Trustee upon a Potential Change in Control pursuant to Section 2.2 hereof, the Trust Fund may (in the Trustee's sole discretion) be returned to the Corporation one year after such delivery to the Trustee unless a Change in Control shall have occurred during such one-year period. Such one-year period shall be begun anew (thus postponing any such discretionary return of Trust Fund assets) in the event of any subsequent Potential Change in Control occurring during such initial period or any subsequent period.

                                      VII.
      Powers, Duties and Responsibility of Trustee

          7.1 All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants or their beneficiaries.

          7.2 Notwithstanding any other provision here of, the Trust Fund shall be held, invested and reinvested by the Trustee only in cash or marketable securities in accordance with this Section 7.2. The Trustee shall use


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its good faith efforts to invest or reinvest from time to time all or such part of the Trust Fund as it believes prudent under the circumstances (taking into account, among other things, anticipated cash requirements for the payment of Plan Benefits) in either one or a combination of the following investments:

          i) investments in direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America; and

          ii) investments in negotiable certificates of deposit issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $1,000,000,000;

provided, however, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Fund as is from time to time invested or reinvested as set forth above, nor for any loss of income or principal due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Agreement.


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          7.3 Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a notice, direction, request or approval given by the Corporation which is in conformity with the terms of this Agreement and is given in writing by the Corporation. In the event of a dispute, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          7.4 If Trustee undertakes or defends any litigation arising in connection with this Trust, the Corporation agrees to indemnify Trustee on an after-tax basis against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments unless the Trustee is determined, in a final adjudication, to have been guilty of willful misconduct or gross negligence in the performance (or non-performance) of its duties under the Trust. If the Corporation does not pay such costs, expenses and


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liabilities in a reasonably timely manner, Trustee may pay such costs, expenses and liabilities with assets of the Trust.

          7.5 Trustee may consult with legal counsel (who may also be counsel for the Corporation generally) with respect to any of its duties or obligations hereunder, and the reasonable fees and expenses of such legal counsel will be paid by the Corporation, provided that if the Corporation does not promptly pay such fees and expenses, the Trustee may pay such fees and expenses with assets of the Trust.

          7.6 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and the reasonable fees and expenses of such professionals shall be paid by the Corporation, provided that if such fees and expenses are not promptly paid by the Corporation, the Trustee may pay such fees and expenses with assets of the Trust.

          7.7 Subject to Section 7.2 hereof, the Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

          7.8 Subject to Section 7.2 hereof, but in amplification of (and not in limitation of) the powers given in Section 7.7 hereof, the Trustee shall have the following powers and authority in the administration of the Trust Fund:

               (a) To invest all contributions, investments, and reinvestments thereof and all additions there to by way of contributions, earnings and increments.

               (b) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held.

               (c) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings.

               (d) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property so acquired.

               (e) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held at any time.

               (f) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

               (g) To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith.

               (h) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.

               (i) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

               (j) Subject to the express provisions of this Agreement, to invest and reinvest all or any portion of the Trust Fund collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee, subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Agreement to the extent of the equitable share of the Trust Fund in any such common, collective or commingled trust fund.

                                      VIII.
                         Taxes and Trustee Compensation

          8.1 The Corporation agrees that all income, deductions and credits of the Trust Fund belong to it as owner of the Trust Fund for income tax purposes and will be included on the Corporation's income tax returns. The Corporation shall from time to time pay "taxes" (which term in this Section 8.1 includes any applicable interest and penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Corporation or are contested by the Corporation, the Trustee shall pay such taxes out of the Trust Fund and the Corporation shall upon demand by the Trustee deposit into the Trust Fund an amount equal to the amount paid from the Trust Fund to satisfy such tax liability. If requested by the Corporation, the Trustee shall, at Corporation expense, contest the validity of such taxes in any manner deemed appropriate by the Corporation or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, the Corporation may itself contest the validity of any such taxes, but any such contest shall not affect the Corporation's obligation to reimburse the Trust Fund for taxes paid from the Trust Fund.

          8.2 The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Trustee and the Corporation; provided, however, that, after the occurrence of a Change in Control, the Corporation shall not withhold its consent and agreement to any reasonable fee arrangement requested by the Trustee. Such compensation and all expenses of administration of the Trust, including (without limitation) recordkeeping and reasonable counsel fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Corporation in a reasonably timely manner.

                                       IX.
                       Accounting by Trustee After Funding

          9.1 The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and all other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Corporation. The fiscal year of the Trust shall be a calendar year. Within ninety (90) days after the close of each fiscal year (or such other date as may be agreed upon in writing between the Corporation and the Trustee), and within one hundred and twenty (120) days after the effective date of the resignation (or other termination of service) of the Trustee, the Trustee shall file with the Corporation a written account of its administration of the Trust during such year (or during the period from the close of the last preceding year to the effective date of such termination of service) setting forth all investments, receipts, disbursements and all other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the effective date of such resignation. Such account may incorporate by reference any and all schedules and other statements setting forth investments, receipts, disbursements and other transactions effected during the period for which such account is rendered which the Trustee has furnished to the Corporation prior to the filing of such account. Each account so filed (and copies of any schedules and statements incorporated therein by reference as aforesaid) shall be open to inspection at the offices of the Corporation during business hours by any Participant (or in the event of any Participant's death, his or her beneficiary) for a period of sixty (60) days immediately following the date on which the accounts are filed with the Corporation. In the absence of the filing in writing with the Trustee by the Corporation or a Participant (or beneficiary) of exceptions or objections to any such account within ninety (90) days of the date the accounts are filed with the Corporation, the Corporation and all Participants (or their beneficiaries) shall be deemed to have approved such account; and in such case, or upon the signed written approval of the Corporation and all Participants (or beneficiaries) of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction.

          9.2 Notwithstanding Article XIV hereof or any approval (or lack of approval) of an account pursuant to Section 9.1 hereof, the Trustee may at any time initiate an action or proceeding for the settlement of its accounts or for the determination of any question of construction which may arise or for instructions.

          9.3 The Trustee will maintain such books, records and accounts as may be necessary for the proper administration of the Trust Fund. The Trustee will at all times maintain (and will provide promptly to the Corporation on an annual basis, no later than April 1 of each year and also upon any written request) a record of each amount delivered by the Corporation to the Trustee and each amount paid by the Trustee to a Participant in accordance with a Payment Schedule. On or prior to each May 1 which occurs after the initial transfer of the Required Funding Amount to the Trustee and during the term of this Trust, the Trustee shall deliver to each Participant and the Corporation a current written report (as of the immediately preceding December 31st) setting forth (a) the present value of such Participant's unpaid Plan Benefits; (b) the aggregate present value of all unpaid Plan Benefits; (c) the aggregate fair market value of the Trust Fund (plus the value of any contributions made by the Corporation within the ninety
(90) days immediately following such December 31st, as of the date of any such contribution); and (d) a record of any amounts paid by the Trustee to such Participant (or beneficiary) in accordance with a Payment Schedule.

                                       X.
                               Trustee Protection

          10.1 The Corporation shall indemnify and hold harmless the Trustee for any action, or failure to take action, in reliance in good faith upon any notice, certification, instruction, direction or approval of the Corporation.

          10.2 The Corporation shall indemnify and hold harmless the Trustee for acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

          10.3 The Trustee shall not be liable for the proper application of any part of the Trust Fund if distributions are made in accordance with the terms of Payment Schedules or other written instructions furnished to the Trustee by the Corporation in accordance with this Agreement. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

          10.4 The Trustee shall not be liable hereunder for any loss or diminution of the Trust Fund resulting from any action taken or omitted unless caused by Trustee's gross negligence or willful misconduct.

          10.5 The Corporation shall indemnify and hold harmless on an after-tax basis the Trustee for any liability or expenses, including without limitation reasonable attorney's fees, incurred by the Trustee with respect to keeping records with respect to the administration of the Trust Fund and otherwise carrying out its obligations under this Agreement, other than those resulting from the Trustee's gross negligence or willful misconduct.

          10.6 The duties and obligations of the Trustee acting as Trustee hereunder shall be strictly limited to those expressly imposed upon the Trustee by this Agreement and by the applicable laws of the State of Texas. Notwithstanding anything else to the contrary contained herein, the Trustee shall have no duty to review the Plans or Participant Designations, have no responsibility for providing for the proper administration of the Plans, for calculating any Benefits payable to Participants (or beneficiaries), for calculating any contributions required to be made by the Corporation under the Plans or Participant Designations, or for insuring that the provisions of this Agreement are consistent with the provisions of the Plans and Participant Designations.

                                       XI.
                        Resignation or Removal of Trustee

          11.1 At any time prior to the occurrence of any Change in Control, the Trustee may be removed by the Corporation on thirty (30) days notice or upon shorter notice accepted by the Trustee. After a Change in Control, the Trustee may be removed by the combined action of the Corporation and Participants (or in the event of the death of a Participant, his or her beneficiaries) then having unpaid Benefits equal to at least sixty-five percent (65%) of all amounts then held in the Trust hereunder on thirty-days notice or upon shorter notice accepted by the Trustee. A Trustee may resign at any time (whether before or after a Change in Control) by written notice to the Corporation. If notice is given prior to a Potential Change in Control, the resignation shall be effective thirty (30) days after receipt of such notice by the Corporation. If notice is given after a Potential Change in Control, the resignation shall be effective ninety (90) days unless the Corporation agrees otherwise. Notwithstanding the foregoing provisions of this Section 11.1, any Trustee which is removed or resigns shall continue to serve until its successor Trustee accepts the appointment and receives delivery of the Trust Fund.

                                      XII.
                        Appointment of Successor Trustee

          12.1 If notice is given that the Trustee is being removed or is resigning, the Corporation (or, if a Change in Control shall have occurred prior to the effective appointment of a successor Trustee, the Corporation and the Participants (or in the event of the death of a Participant, his or her beneficiaries) then having unpaid Benefits equal to at least sixty-five (65%) of all amounts then held in the Trust) shall appoint a successor Trustee hereof prior to the effective date of the Trustee's resignation or removal. The appointment of a successor Trustee shall be by a written instrument delivered to the Trustee then acting hereunder and the successor Trustee being appointed.

          12.2 If notice of resignation or removal has been given, and the applicable notice period has expired without any successor Trustee having been appointed, the Trustee may apply to a court of competent jurisdiction for appointment of a successor bank Trustee having trust powers or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Any successor Trustee appointed hereunder shall be a commercial bank which is not an affiliate of the Corporation, but which is a national banking association or is established under the laws of one of the states of the United States.

          12.3 The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights, powers and duties of the prior Trustee, including owner ship rights in Trust Fund assets.

          12.4 A successor Trustee need not examine the records and acts of any prior Trustee. The successor Trustee shall not be responsible for, and Corporation shall indemnify and defend the successor Trustee from any claim or liability resulting from, any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

          12.5 If the Trustee ceases to act as Trustee and appointment of a successor Trustee is made, all Trust Fund assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after the appointment of the successor Trustee becomes effective, unless the Corporation extends the time limit.

                                      XIII.
                            Amendment or Termination

          13.1 The Trust under this Agreement shall terminate on the date on which the Corporation certifies to the Trustee that Participants and their beneficiaries are no longer entitled to Benefits pursuant to the terms of the Plans (all payments of such Benefits which have become, or could become, payable having been completed). Any amendment which purports to terminate the Trust at any earlier date shall be effective only if made in accordance with Section 13.2 or 13.3 hereof. Promptly upon any termination of the Trust, any remaining Trust Fund assets (including, without limitation, any shares of Corporation stock which have been contributed by the Corporation) shall be paid to the Corporation.

          13.2 Prior to a Change in Control, the Corporation may amend this Agreement (including making an amendment which terminates the Trust), without the consent of the Participants by written instrument executed by the Corporation and approved in writing by the Trustee; provided, however, that the written approval of the

Trustee shall not be required for any termination of the Trust.

          13.3 On and after the occurrence of a Change in Control, this Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto, together with the written consent of Participants (or in the event of their deaths, their beneficiaries) then having unpaid Benefits equal to at least sixty-five percent (65%) of all amounts then held in the Trust; provided, however, that the signature and approval of the Trustee shall not be required for any termination of the Trust or for any amendment required by law. Notwithstanding the foregoing, any such amendment may be made by written agreement of the parties hereto without obtaining the consent of the Participants or their beneficiaries, if such amendment does not adversely affect the rights of the Participants or their beneficiaries hereunder. No amendment made on or after a Change in Control may make the Trust revocable solely by the Corporation.

                                      XIV.
                                   Arbitration

          14.1 Except as otherwise provided herein, any dispute between the Participants (or their beneficiaries) and the Corporation as to the interpretation or application of the provisions of this Agreement, and, after any Change in Control, any question concerning distributions or payments hereunder, shall be determined in Houston, Texas, exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Such determination shall be final, conclusive and binding upon the parties. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration (including, without limitation, those incurred by the Participants or their beneficiaries) shall be paid by the Corporation, provided that if the Corporation does not promptly pay such fees and expenses, the Trustee may pay such fees and expenses out of the assets of the Trust.

                                       XV.
                                     Notices

          Any notice or communication which the Corporation, the Trustee or a Participant (or Participant's beneficiary) may be required or may desire to give to another entity or individual under any provision of this Agreement shall be:
(a) given in writing and personally delivered to, or mailed or delivered by overnight courier service to the address (or addresses) given below for, the entity or individual to whom such notice or communication is directed, or
(b) with respect to notices or communications to the Corporation or the Trustee, made by telecopy, delivered or transmitted to the address given below.

     To the Corporation:

          American General Corporation
          2929 Allen Parkway
          Houston, Texas
          Attention:  General Counsel

     To Trustee:

          The Chase Manhattan Bank
          600 Travis
          Houston, Texas  77002
          Attention:  Manager, National Retirement Assets

     To Any Participant
     or beneficiary:

          At the respective address set forth on a notice to be provided by the Corporation to the Trustee and each such Participant or beneficiary upon the occurrence of a Potential Change in Control.

Any notice which is personally delivered shall be deemed to have been given on the date it is personally delivered. Any notice which is mailed shall be deemed to have been given on the third business day after deposit in the mail, registered or certified mail, postage prepaid and return receipt requested. Any notice which is delivered by overnight courier service shall be deemed to have been given on the business day after deposit with such courier service. Any notice which is transmitted by telex or telecopy shall be deemed to have been given on the day that such notice is transmitted.

          The Corporation, the Trustee, or a Participant (or beneficiary) may change the address to which notices, requests and other communications are to be sent to it, him or her by giving written notice of such address change to the other entities and individuals in conformity with this Article, but such change shall not be effective until notice of such change has been received by the other entities and individuals.

                                      XVI.

                                 Miscellaneous

          16.1 Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          16.2 Amounts payable to Participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          16.3 This Agreement and the Trust created herein shall be governed by and construed in accordance with the laws of the State of Texas, unless such laws are pre-empted by the laws of the United States.

          16.4 Each Participant and his or her beneficiaries are intended beneficiaries under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if each such person had been a party hereto.

          16.5 This Agreement and the obligations of the Corporation hereunder shall be binding upon the Corporation and its successors and assigns.

          16.6 Nothing contained in this Agreement shall limit the Corporation's ability to take any action allowed pursuant to the terms of the Plans.

          IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.


                         AMERICAN GENERAL CORPORATION




                         By:  /S/ GARY D. REDDICK
                              Gary D. Reddick
                              Executive Vice President -
                              Administration and
                              Insurance Operations


                         THE CHASE MANHATTAN BANK
                             as Trustee


                         By:  /S/ MARY GRACE GREENWOOD
                         Title:  Mary Grace Greenwood
                                 Vice President

                               EXHIBIT 1

                               "PLANS"(1)

1.   American General Corporation Deferred Compensation Plan

2.   American General Corporation Supplemental Thrift Plan

3.   Restoration of Retirement Income Plan for Certain Employees
     Participating in the Restated American General Retirement Plan.

4.   American General Corporation Supplemental Executive Retirement
     Plan

5. Supplemental Executive Retirement Agreements ("SERAs") as follows:

     a.   Robert M. Devlin              2-1-1998
     b.   Jon P. Newton                 2-1-1998
     c.   Frederick W. Geissinger       5-1-2000
     d.   John A. Graf                  5-1-2000
     e.   Rodney O. Martin, Jr.         5-1-2000
     f.   Richard W. Scott              5-1-2000

6.   American General Corporation Retirement Plan for Directors

7. Deferred Compensation under Directors' Incentive Awards under American General Stock and Incentive Plans

8.   Split Dollar Agreements as follows:

     a.   Robert M. Devlin              5-15-1998
     b.   James S. D'Agostino           5-15-1998
     c.   Jon P. Newton                 5-15-1998

For the above three agreements, the Required Funding Amount shall include an amount sufficient to pay all remaining premiums on any life insurance policies funding the Split Dollar Agreements.

     a.   David W. Entrekin             5-15-2000
     b.   Mark S. Berg                  5-15-1998
     c.   Donald D. Britton             5-15-1998
     d.   Frederick W. Geissinger       5-15-1998
     e.   John A. Graf                  5-15-1998
     f.   Rodney O. Martin, Jr.         5-15-1998
     g.   Nicholas R. Rasmussen         5-15-2000
     h.   Richard W. Scott              5-15-1998

For the above eight agreements, the Required Funding Amount shall include three years' premiums under any policies funding the Split Dollar Agreements.

----------

(1) This Exhibit to the American General Corporation Benefit Trust Agreement lists the Corporation's compensation and benefit plans and agreements (collectively, in the Benefit Trust Agreement and this Exhibit, the "Plans") with respect to which the Corporation has established the Trust under the Benefit Trust Agreement. A reference to a Plan in this Exhibit refers to that Plan as it may have been, or may be, amended from time to time.

                               EXHIBIT 2

None.

Note: Plans 1 through 5 of Exhibit 1 are not included on Exhibit 2 or 3 because each of these plans has a lump sum payout and each of these plans has its own internal provisions on how these lump sum payouts are calculated. Plan 8 is not included on Exhibit 2 or 3 because each Split Dollar Agreement requires funding in the full amount of the specified premiums. Funding pursuant to each executive's Split Dollar Agreement will also satisfy the Split Dollar funding requirements in the executive's Employment Agreement (if any).

                               EXHIBIT 3

1.   American General Corporation Retirement Plan for Directors

2. Deferred Compensation under Directors' Incentive Awards under American General Stock and Incentive Plans

Note: See the note to Exhibit 2.